                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                               FEDDERS CORPORATION


                              TI ACQUISITION CORP.


                                       AND


                                   TRION, INC.


                                   DATED AS OF


                                  JULY 12, 1999

                                Table of Contents

                                                                                                 Page
                                                                                                 ----

ARTICLE I

         DEFINITIONS AND INTERPRETATION.......................................................Page 2
                  Section 1.1       Definitions...............................................Page 2

ARTICLE II

         THE OFFER AND MERGER.................................................................Page 13
                  Section 2.1       The Offer.................................................Page 13
                  Section 2.2       Company Actions...........................................Page 14
                  Section 2.3       Directors.................................................Page 16
                  Section 2.4       The Merger................................................Page 18
                  Section 2.5       Effective Time............................................Page 18
                  Section 2.6       Closing...................................................Page 18
                  Section 2.7       Directors and Officers of the Surviving Corporation.......Page 19
                  Section 2.8       Subsequent Actions........................................Page 19
                  Section 2.9       Shareholders' Meetings....................................Page 19
                  Section 2.10      Merger Without Meeting of Shareholders....................Page 21

ARTICLE III

         CONVERSION OF SECURITIES.............................................................Page 22
                  Section 3.1       Conversion of Capital Stock...............................Page 22
                  Section 3.2       Exchange of Certificates..................................Page 22
                  Section 3.3       Dissenting Shares.........................................Page 24
                  Section 3.4       Company Stock Option Plans................................Page 25

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................Page 26
                  Section 4.1       Organization and Good Standing............................Page 26
                  Section 4.2       Authority; Board Approvals; No Conflict...................Page 26
                  Section 4.3       Vote Required.............................................Page 29

                  Section 4.4       Capitalization and Ownership of Shares....................Page 29
                  Section 4.5       Subsidiaries and Investments..............................Page 30
                  Section 4.6       SEC Reports and Financial Statements......................Page 31
                  Section 4.7       Books and Records.........................................Page 32
                  Section 4.8       Title to Properties; Leases; Encumbrances.................Page 32
                  Section 4.9       Condition and Sufficiency of Assets.......................Page 33
                  Section 4.10      Accounts Receivable.......................................Page 34
                  Section 4.11      Inventory.................................................Page 34
                  Section 4.12      No Undisclosed Liabilities................................Page 34
                  Section 4.13      Taxes.....................................................Page 34
                  Section 4.14      No Material Adverse Change................................Page 35
                  Section 4.15      Employee Benefits.........................................Page 35
                  Section 4.16      Compliance with Legal Requirements; Governmental
         Authorizations.......................................................................Page 37
                  Section 4.17      Legal Proceedings; Orders.................................Page 39
                  Section 4.18      Absence of Certain Changes and Events.....................Page 40
                  Section 4.19      Applicable Contracts; No Defaults.........................Page 42
                  Section 4.20      Insurance.................................................Page 45
                  Section 4.21      Environmental Matters.....................................Page 47
                  Section 4.22      Employees.................................................Page 48
                  Section 4.23      Labor Relations; Compliance...............................Page 49
                  Section 4.24      Intellectual Property Assets..............................Page 50
                  Section 4.25      Certain Payments..........................................Page 50
                  Section 4.26      Relationship with Related Persons.........................Page 51
                  Section 4.27      Brokers or Finders........................................Page 51
                  Section 4.28      Opinion of Financial Advisor..............................Page 51
                  Section 4.29      Year 2000.................................................Page 51
                  Section 4.30      Products Liability; Recalls...............................Page 53
                  Section 4.31      Information in Schedule 14D-9.............................Page 53
                  Section 4.32  Information in Proxy Statement. ..............................Page 54

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE
         PARENT AND PURCHASER.................................................................Page 54
                  Section 5.1       Organization and Valid Existence..........................Page 54
                  Section 5.2       Authority; No Conflict....................................Page 55
                  Section 5.3       Certain Proceedings.......................................Page 56
                  Section 5.4       Brokers or Finders........................................Page 56

                  Section 5.5       Information in Offer Document.  ..........................Page 56
                  Section 5.6       Information in Proxy Statement. ..........................Page 56

ARTICLE VI

         COVENANTS............................................................................Page 57
                  Section 6.1       Access and Investigation..................................Page 57
                  Section 6.2       Operation of the Businesses of the Company................Page 57
                  Section 6.3       Negative Covenant. .......................................Page 58
                  Section 6.4       Reasonable Efforts........................................Page 59
                  Section 6.5       Notification; Updating of Schedules.......................Page 60
                  Section 6.6       No Solicitation of Competing Transaction..................Page 61
                  Section 6.7       Publicity.................................................Page 63
                  Section 6.8       Employee Arrangements.....................................Page 63
                  Section 6.9       Officers' and Directors' Insurance; Indemnification.......Page 64
                  Section 6.10      Takeover Statutes.........................................Page 64
                  Section 6.11      Form S-8..................................................Page 65

ARTICLE VII

         CONDITIONS...........................................................................Page 65
                  Section 7.1       Conditions to Each Party's Obligation to Effect the
                                    Merger....................................................Page 65
                  Section 7.2       Conditions to Parent's and Purchaser's Obligations to
                                    Effect the Merger.........................................Page 66

ARTICLE VIII

         TERMINATION..........................................................................Page 66
                  Section 8.1       Termination...............................................Page 66
                  Section 8.2       Effect of Termination.....................................Page 68
                  Section 8.3       Interpretation............................................Page 69

ARTICLE IX

         MISCELLANEOUS........................................................................Page 70
                  Section 9.1       Fees and Expenses.........................................Page 70
                  Section 9.2       Amendment and Modification................................Page 71
                  Section 9.3       Nonsurvival of Representations and Warranties.............Page 71
                  Section 9.4       Notices...................................................Page 72
                  Section 9.5       Counterparts..............................................Page 73
                  Section 9.6       Entire Agreement; No Third Party Beneficiaries............Page 73
                  Section 9.7       Severability..............................................Page 73
                  Section 9.8       Governing Law.............................................Page 73
                  Section 9.9       Enforcement...............................................Page 74
                  Section 9.10      Time of Essence...........................................Page 74
                  Section 9.11      Extension; Waiver.........................................Page 74
                  Section 9.12      Assignment................................................Page 74


         Annex A     Certain Conditions of the Offer..............................................A-1

         Annex B     Articles of Incorporation of TI Acquisition Corp.............................B-1

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of July 12, 1999, by and among Fedders Corporation ("Parent"), a Delaware corporation, TI Acquisition Corp. ("Purchaser"), a Pennsylvania corporation and an indirect wholly owned subsidiary of Parent and Trion, Inc. ("Company"), a Pennsylvania corporation.

                  WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer (as hereinafter defined) and the Merger (as hereinafter defined);

                  WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, each of the Director Shareholders (as hereinafter defined), concurrently herewith, is entering into a Shareholder Agreement dated as of the date hereof, with Parent and Purchaser, pursuant to which the Director Shareholders are agreeing, among other things, to tender the Shares (as hereinafter defined) held by them in the Offer and to grant Parent an option to purchase such Shares and to make certain agreements with respect to the voting of such Shares, all upon the terms and subject to the conditions set forth in the Shareholder Agreements (as hereinafter defined);

                  WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, (i) Calvin J. Monsma ("Monsma"), concurrently herewith, is entering into an amended and restated employment agreement dated as of the date hereof with the Company (the "Monsma Employment Agreement"); and (ii) Steven L. Schneider ("Schneider" and, together with Monsma, the "Employees"), concurrently herewith, is entering into an amended and restated employment agreement dated as of the date hereof with Parent (the "Schneider Employment Agreement" and, together with the Monsma Employment Agreement, the "Employment Agreements");

                  WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, the

Company, concurrently herewith, is entering into a stock option agreement, dated as of the date hereof (the "Stock Option Agreement"), with Parent pursuant to which the Company has granted Parent an option to purchase up to 19.9% of the issued and outstanding Shares as of the date hereof, upon the terms and subject to the conditions, set forth in the Stock Option Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Company or any Company Subsidiary or any capital stock of the Company or any Company Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
Exchange Act.

                  "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Appendices hereto and the Schedules.

                  "Applicable Contract" shall mean any contract (a) under which the Company or any Subsidiary has or may acquire any rights to receive no less than $75,000 in any twelve (12) month period following the date of this Agreement, or (b) under which the Company or any Subsidiary has or may become subject to any obligation or liability to pay to any other party to such Contract no less than $75,000 in any twelve (12) month period following the date of this Agreement.

                  "Articles" shall have the meaning as set forth in Section 2.9.

                  "Articles Amendment" shall mean the proposal to amend the Articles of Incorporation of the Company to delete section 6 thereof.

                  "Articles Amendment Proxy Statement" shall have the meaning set forth in Section 2.9 hereof.

                  "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "Board Fraction" shall mean a fraction, the numerator of which shall be the number of Shares which Parent and its Subsidiaries beneficially own at the time of calculation of the Board Fraction, and the denominator of which shall be the total number of Shares then outstanding.

                  "By-laws" shall have the meaning as set forth in Section 2.9.

                  "Cash Amount" shall have the meaning as set forth in 3.4(d).

                  "Certificate" shall mean a certificate which immediately prior to the Effective Time represented Shares which were converted pursuant to
Section 3.1 into the right to receive the Merger Consideration.

                  "Closing" shall mean the closing referred to in Section 2.6.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company"  shall mean Trion, Inc., a Pennsylvania corporation.

                  "Company Board of Directors" shall mean the board of directors of the Company.

                  "Company Option" shall mean an option to purchase Shares which has been granted by the Company and which is outstanding at the Effective Time.

                  "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company since June 1, 1996 under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

                  "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

                  "Computer Programs" shall mean:

                  (i) any and all computer software programs, including all source and object code,

                  (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,

                  (iii) billing, reporting, engineering and other management information systems,

                  (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,

                  (v)      all content contained on any Internet site(s), and

                  (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "Confidentiality Agreement" shall mean a letter agreement dated February 25, 1999 between the Company and Parent.

                  "Consent" shall mean any approval, consent, ratification, waiver, filing with, registration or other authorization (including any Governmental Authorization).

                  "Contract" shall mean any written agreement, contract, obligation, promise or undertaking that is legally binding.

                  "Defect" shall mean a defect, whether in design, manufacture, processing, or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, or dangerous propensity.

                  "Director Shareholder" shall mean Hugh E. Carr, Joseph W. Deering, Seddon Goode, Jr., James E. Heins, F. Trent Hill, Grant R. Meyers, Steven L. Schneider and Samuel J. Wornom III.

                  "Dissenting Shares" shall mean any Shares as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with the PBCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal.

                  "Effective Time" shall mean the date on which the articles of merger referred to in Section 2.5 is duly filed with the Secretary of State of the Commonwealth of Pennsylvania or such other time as is agreed upon by the parties and specified in such articles of merger.

                  "Employee" shall have the meaning set forth in the introduction hereof.

                  "Employment Agreements" shall have the meaning as set forth in the introduction hereto.

                  "Encumbrance" shall mean any mortgage, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  "Environmental Laws" shall have the meaning set forth in
Section 4.21(a) hereof.

                  "Expenses" shall have the meaning as set forth in Section 9.1.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Financial Statements" shall mean the financial statements of the Company included in the Company SEC Documents.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Authorization" shall mean any written approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "Governmental Body" shall mean any:

                  (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, commonwealth, possession, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                  (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

                  "Hazardous Material" shall mean and includes petroleum (including, without limitation, gasoline, crude oil, fuel oil, diesel oil, lubricating oil, sludge, oil refuse, oil mixed with wastes and any other petroleum-related product), flammable explosives, radioactive materials, any substance defined or designated (a) as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601), as amended from time to time, and any regulations promulgated thereunder or (b) as a "hazardous waste" under the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901), as amended from time to time, and any regulations promulgated thereunder, and (c) any other waste, pollutant or contaminant.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Improvements" shall have the meaning set forth in Section
4.8.

                  "Independent Directors" shall mean directors of the Company who are directors on the date hereof, but who are not employees of the Company.

                  "Intellectual Property Assets" is defined in Section 4.24(a) hereof.

                  "Interim Financial Statements" shall mean the unaudited interim consolidated balance sheet of the Company as of March 31, 1999 and the related unaudited statements of income, changes in Stockholder's equity and cash flow for the three month period then ended, including in each case the notes thereto.

                  "Key Employee" shall mean any employee of the Company or any Subsidiary to whom the Company or any Subsidiary has agreed to pay or expects to pay an annual salary (including commission payments) of not less than $75,000.

                  "Knowledge" shall mean, with respect to a particular fact or other matter, that the directors, officers or employees having responsibility for the subject matter at issue of such Person are actually aware of such fact or other matter.

                  "Legal Requirement" shall mean any federal, state or local statute, ordinance, regulation, administrative order or principle of common law.

                  "Material Adverse Change" or "Material Adverse Effect" shall mean any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the Transactions.

                  "Merger" shall mean the merger of Purchaser into the Company referred to in Section 2.4.

                  "Merger Consideration" shall mean an amount of cash equal to the Offer Price, which amount shall not include interest, regardless of when paid.

                  "Minimum Condition" shall mean the condition that, pursuant to the Offer, there shall have been validly tendered and not withdrawn prior to the expiration of the Offer, not less than that number of Shares which, together with the Shares owned by Parent and Purchaser on the date hereof, constitutes at least 80% of the Shares outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights and securities exercisable or convertible into Shares, whether or not exercised or converted at the time of determination).

                  "Nasdaq" shall mean the Nasdaq Stock Market Inc.

                  "Notices" shall have the meaning set forth in Section 4.30 hereof.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Occurrence" shall mean any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a product (including any parts or components) which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property, or other consequential damages, at any time.

                  "Offer" shall mean the cash tender offer to be made by Purchaser pursuant to Section 2.1 to acquire any and all shares of the issued and outstanding common stock, $0.50 par value, of the Company at the Offer Price.

                  "Offer Documents" shall mean the Offer to Purchase and a form of letter of transmittal and summary advertisement filed as exhibits to the
Schedule 14D-1, together with any amendments and supplements thereto.

                  "Offer Price" shall mean $5.50 per Share net to the seller in cash, or such increased amount, if any, as Purchaser may offer to pay as contemplated by Section 2.1(a).

                  "Offer to Purchase" shall mean the offer to purchase included in the Schedule 14D-1 filed with the SEC pursuant to Section 2.1(b).

                  "Option Exchange Ratio" shall mean (x) the Offer Price divided by (y) the average of the closing prices of Parent Common Stock on the NYSE during the ten trading days preceding the fifth trading day prior to the Closing Date.

                  "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

                  "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (e) the articles of organization and the operating agreement of a limited liability company; and (f) any amendment to any of the foregoing.

                  "Parent" shall mean Fedders Corporation, a Delaware corporation.

                  "Parent Option" shall mean an option to purchase shares of Parent Common Stock.

                  "Parent Common Stock" shall mean shares of Class A Stock, par value $1.00 per share, of Parent.

                  "Paying Agent" shall mean the bank or trust company designated by Parent to act as agent for the holders of the Shares pursuant to Section 3.2(a).

                  "PBCL" shall mean the Pennsylvania Business Corporation Law.

                  "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Govern mental Body.

                  "Plan" shall mean a plan, program, agreement, arrangement or program required to be included in the Schedule pursuant to Section 4.16(a).

                  "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, demand, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "Product" shall mean any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its past or present Subsidiaries.

                  "Proprietary Rights Agreement" shall have the meaning set forth in Section 4.22 hereof.

                  "Proxy Statement" shall mean the proxy statement to be filed by the Company with the SEC pursuant to Section 2.9(d)(ii), together with all amendments and supplements thereto and including the exhibits thereto.

                  "Purchaser Common Stock" shall mean common stock, par value $1.00 per share, of Purchaser.

                  "Purchaser" shall mean TI Acquisition Corp., a Pennsylvania corporation which is an indirect wholly owned subsidiary of Parent.

                  "Real Property" shall have the meaning set forth in Section
4.8 hereof.

                  "Recalls" shall have the meaning set forth in Section 4.30 hereof.

                  "Related Person" shall mean (i) with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

         (ii) with respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, manager, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

                  "Representative" shall mean, with respect to a particular Person, any director, officer, partner, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

                  "Schedule" shall mean the schedule of this date herewith prepared and signed by the Company and delivered to Purchaser simultaneously with the execution hereof.

                  "Schedule 14D-l" shall mean the Schedule 14D-1 filed by Purchaser with the SEC pursuant to Section 2.1(b), together with all amendments and supplements thereto and including the exhibits thereto.

                  "Schedule 14D-9" shall mean the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the SEC pursuant to
Section 2.2(b), together with all amendments and supplements thereto and including the exhibits thereto.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall have the meaning set forth in Section 4.4.

                  "Shares" shall mean shares of common stock, par value $0.50, issued by the Company.

                  "Shareholder Agreements" shall mean the agreements, dated as of the date hereof, among a Director Shareholder, Parent and Purchaser, pursuant to which each Director Shareholder has agreed, among other things, to tender the Shares held by such Director Shareholder in the Offer and to grant Parent an option to purchase such Shares and to make certain agreements with respect to the voting of such Shares upon the terms and subject to the conditions set forth therein.

                  "Stock Option Agreement" shall have the meaning set forth in the introduction hereto.

                  "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Subsidiary Board of Directors" shall mean the board of directors of a Subsidiary.

                  "Superior Proposal" shall mean an unsolicited bona fide proposal by a Person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the Shares then outstanding or all or substantially all of the assets of the Company or to acquire, directly or indirectly, the Company by merger or consolidation, and otherwise on terms which the Company Board of Directors determines in good faith to be more favorable to the Company's shareholders than the Offer and the Merger (based on the advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and the Merger), which is not subject to the receipt of any necessary financing, and which, in the good faith reasonable judgment of the Company Board of Directors, is reasonably likely to be consummated.

                  "Surviving Corporation" shall mean the successor or surviving corporation in the Merger.

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign govern mental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto; and

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Termination Fee" shall mean the sum of $2,000,000 in U.S. currency.

                  "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

                  "Transactions" shall have the meaning set forth in Section 2.2 hereof

                                   ARTICLE II

                              THE OFFER AND MERGER

                  Section 2.1 The Offer.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events set forth in Annex A shall have occurred and be existing, as promptly as practicable (but in no event later than five (5) business days after the public announcement of the execution of this Agreement), Purchaser shall commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) a cash tender offer to acquire any and all Shares at the Offer Price. Subject to the Minimum Condition and subject to the other conditions set forth in Annex A hereto, Purchaser shall use reasonable efforts to consummate the Offer in accordance with its terms and to accept for payment and pay for Shares tendered pursuant to the Offer as soon as Purchaser is legally permitted to do so under applicable law. The Offer shall be made by means of the Offer to Purchase and shall be subject to the Minimum Condition and the other conditions set forth in Annex A hereto and shall reflect, as appropriate, the other terms set forth in this Agreement. If on the initial scheduled expiration date of the Offer, which shall be 20 business days after the date the Offer is commenced, all conditions to the Offer will not have been satisfied or waived, Purchaser may, from time to time, in its sole discretion, extend the expiration date. In addition, Purchaser may increase the amount it offers to pay per Share in the Offer, and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

                  (b) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC a tender offer statement on
Schedule 14D-1 with respect to the Offer. The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement.

                  (c) Parent and Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Purchaser will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws.

                  Section 2.2 Company Actions.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Company Board of Directors, at a meeting duly called and held, has by the unanimous vote of all directors present (i) determined that each of the Agreement, the Stock Option Agreement, the Offer and the Merger are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement, the Stock Option Agreement, the Offer, the acquisition of Shares pursuant to the Offer, the Shareholder Agreements, the Stock Option Agreement and the Merger (collectively, the "Transactions"), (iii) approved the Articles Amendment, directed that the Articles Amendment be submitted to a vote of the shareholders and resolved to recommend that the shareholders of the Company approve the Articles Amendment, (iv) received the opinion of Harris Williams & Co., financial advisor to the Company, to the effect that the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration pursuant to the Merger is fair to the shareholders of the Company from a financial point of view, (v) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement, the Articles Amendment and the Merger, (vi) determined to waive any rights the Company may have under any agreement or otherwise to object to the transfer to Purchaser in the Offer of all Shares held by the Director Shareholders pursuant to the Shareholder Agreements, (vii) consented to the transfer to Purchaser of all such Shares, (viii) duly authorized the Transactions prior to Parent or Purchaser becoming an "interested shareholder" as defined in Section 2553 of the PBCL and (ix) approved the Transactions in such manner as to avoid the application of Subchapter F of Chapter 25 of the PBCL. The Company has taken all necessary corporate action so that no "business combination," "fair price," "control share acquisition" or "moratorium" statute or other similar statute or regulation of any state "blue sky" or securities law statute (including, without limitation, the provisions of Section 2538 and Subchapters F, G, H, I and J of Chapter 25 of the PBCL (each, a "Takeover Statute"), but excluding the provisions of Subchapter D of Chapter 15 of the PBCL and Subchapter E of Chapter 25 of the PBCL or any applicable anti-takeover provision in the Articles (except for Section 6 thereof) or By-laws is applicable to the Company or the Transactions. None of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, which shall contain the recommendation referred to in Section 4.2(b). At the time the Offer Documents are first mailed to the shareholders of the Company, the Company shall mail or cause to be mailed to the shareholders of the Company such Schedule 14D-9 together with such Offer Documents. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be disseminated to holders of the Shares, as and to the extent required by applicable federal securities laws. Each of the

Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                  (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing, or computer file containing the names and addresses of all recordholders of the Shares as of a recent date, and shall furnish Purchaser with such additional information (including, but not limited to, lists of holders of the Shares, updated, and their addresses, mailing labels and lists of security positions) and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                  Section 2.3 Directors.

                  (a) Parent shall be entitled to designate such number of directors, rounded up to the next whole number, of the Company as is equal to the product of the total number of directors on such Company Board of Directors (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the Board Fraction. The Directors so designated by Parent shall take office immediately after (i) the purchase of and payment for any Shares by Parent or any of its Subsidiaries as a result of which Parent and its Subsidiaries owns beneficially at least a majority of then outstanding Shares and (ii) compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later. In furtherance thereof, the Company shall, upon request of the Parent, use its best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company Board of Directors, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed at such time. At such time, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute the same Board Fraction of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Company Subsidiary and (iii) each committee (or similar body) of each such board.

                  (b) The Company shall promptly take, at its expense, all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 2.3(a), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or appointed to the Company Board of Directors immediately after the purchase of and payment for any Shares by Parent or any of its Subsidiaries as a result of which Parent and its Subsidiaries owns beneficially at least a majority of then outstanding Shares. Parent or Purchaser will supply the Company all information with respect to either of them and their nominees, officers, directors and Affiliates required to be disclosed by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.3 are in addition to and shall not limit any rights which Purchaser, Parent or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                  (c) In the event that Parent's designees are elected or appointed to the Company Board of Directors, until the Effective Time, the Company Board of Directors shall have at least two directors who are Independent Directors, provided that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be shareholders, Affiliates or associates of Parent or Purchaser, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees constitute a majority of the directors on the Company Board of Directors, the affirmative vote of a majority of the Independent Directors shall be required after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder if such exercise or waiver materially and adversely affects holders of Shares other than Parent or Purchaser, or (c) take any other action under or in connection with this Agreement if such action materially and adversely affects holders of Shares other than Parent or Purchaser; provided, that if there shall be no such directors, such actions may be effected by unanimous vote of the entire Company Board of Directors.

                  Section 2.4 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Purchaser shall consummate a merger pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the Commonwealth of Pennsylvania, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 2.4. Pursuant to the Merger, (x) the articles of incorporation of the Company shall be amended in its entirety to read as set forth in Annex B, and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, and (y) the by-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such articles of incorporation or by such by-laws. The Merger shall have the effects specified in the PBCL.

                  Section 2.5 Effective Time. Parent, Purchaser and the Company will cause the articles of merger to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of the Common wealth of Pennsylvania as provided in the PBCL. The Merger shall become effective on the date and at the time when such articles of merger is duly filed with the Secretary of State of the Commonwealth of Pennsylvania or such other time as is agreed upon by the parties and specified in such articles of merger.

                  Section 2.6 Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second business day after satisfaction or waiver of all of the conditions set forth in
Article VI, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York.

                  Section 2.7 Directors and Officers of the Surviving Corporation. The directors of Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

                  Section 2.8 Subsequent Actions. If at any time after the Effective Time, the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                  Section 2.9 Shareholders' Meetings.

                  (a) Following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer, the Company shall take all action necessary in accordance with the PBCL, the Company's articles of incorporation (the "Articles") and by-laws (the "By-laws") and the Exchange Act to effect the Articles Amendment. The Articles Amendment shall require the approval of at least 80% of the voting securities of the Company entitled to vote thereon. In order to effect the Articles Amendment, the Company, acting through the Company Board of Directors shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Articles Amendment;

                           (ii) if required, prepare and file with the SEC a preliminary proxy or information statement relating to the Articles Amendment and use its Best Efforts to obtain and furnish the information required to be included by the SEC in such proxy statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to such proxy statement and cause a definitive proxy or information statement (the "Articles Amendment Proxy Statement"), including any amendment or supplement thereto to be mailed to its shareholders;

                           (iii) include in the Articles Amendment Proxy Statement the recommendation of the Company Board of Directors that shareholders of the Company vote in favor of the approval of the Articles Amendment; and

                           (iv) use its Best Efforts to solicit proxies in favor of the Articles Amendment from holders of Shares and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of shareholders required by the PBCL, the Articles and the By-laws to effect the Articles Amendment.

                  (b) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Articles Amendment Proxy Statement.

                  (c) Parent shall vote, or cause to be voted, in favor of the approval of the Articles Amendment all Shares owned by Parent, Purchaser or any of Parent's other Subsidiaries.

                  (d) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto to be mailed to its shareholders, provided that no amendment or supplement to such Proxy or information statement will be made by the Company without consultation with Parent and its counsel;

                           (iii) include in the Proxy Statement the recommendation of the Company Board of Directors that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

                           (iv) use its best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of shareholders required by the PBCL, the Articles and the By-laws to effect the Merger.

                  (e) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement.

                  (f) Parent shall vote, or cause to be voted, in favor of the approval of the Merger and the approval and adoption of this Agreement:

                           (i) all shares of capital stock of Purchaser, and

                           (ii) all Shares owned by Parent, Purchaser or any of Parent's other Subsidiaries.

                  Section 2.10 Merger Without Meeting of Shareholders. Notwithstanding Section 2.9, in the event that Parent, Purchaser and any other Subsidiaries of Parent shall acquire at least 80% of the outstanding Shares, pursuant to the Offer or otherwise, sufficient to enable Purchaser or the Company to cause the Merger to become effective without a meeting of shareholders of the Company, the parties hereto shall, at the request of Parent and subject to Article VII, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 1924 of the PBCL.

                                   ARTICLE III

                            CONVERSION OF SECURITIES

                  Section 3.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any Shares or holders of Purchaser Common Stock:

                  (a) Purchaser Common Stock. Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each Share owned by the Company as treasury stock and each Share owned by Parent, Purchaser or any other wholly owned Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 3.1(b) and other than any Dissenting Shares) shall be converted into the right to receive the Merger Consideration, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section 3.2. From and after the Effective Time, all such converted Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect to such shares except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 3.2.

                  Section 3.2 Exchange of Certificates.

                  (a) Paying Agent. Parent shall designate a bank, trust company or other Person, reasonably acceptable to the Company, to act as agent for the holders of the Shares in connection with the Merger to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 3.1(c). At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to
Section 3.1(c). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Purchaser and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 3.2.

                  (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

                  (d) Termination of Fund; No Liability. At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 3.3 Dissenting Shares.

                  Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by Shareholders who (i) have not voted such shares in favor of the Merger and (ii) have delivered timely a written demand for appraisal of such shares in the manner provided in Chapter 15 of the PBCL shall not be cancelled and converted into the right to receive the Merger Consideration, unless and until such Shareholder shall have failed to perfect, or effectively shall have withdrawn or lost, such Shareholder's right to appraisal and payment under the PBCL, but rather, such Shareholders shall be entitled to payment of the fair value of their shares determined and payable in accordance with the provisions of Chapter 15, Subchapter D of the PBCL. If such Shareholder shall have so failed to perfect, or effectively shall have withdrawn or lost such right, the Shares owned by such Shareholder shall thereupon be deemed to have been canceled and converted as described in Section 3.1 at the Effective Time, and each Share owned by such Shareholder shall represent solely the right to receive the Merger Consideration, without interest. From and after the Effective Time, no Shareholder who has demanded appraisal rights as provided in Chapter 15, Subchapter D of the PBCL shall be entitled to vote his or her Shares for any purpose or to receive payment of dividends or other distributions with respect to such shares (except payment of dividends or other distribution payable to Shareholders of record at a date which is prior to the Effective Time). The Company shall give Parent prompt notice of all written demands received by it for appraisal of Shares and shall not settle or compromise any such demand without the prior written consent of Parent.

                  Section 3.4 Company Stock Option Plans.

                  (a) Immediately prior to the Effective Time, each holder of a Company Option will be entitled to receive from the Company, and shall receive, except as provided in Section 3.4(d) hereof, in settlement of each Company Option a Parent Option. All Company Options shall terminate as of the Effective Time. Parent shall grant, as of the Effective Time, to the holder of any Company Option, a Parent Option. With respect to such Parent Options (i) the number of shares of Parent Common Stock subject to such Parent Option will be determined by multiplying the number of Shares constituting the Company Option by the Option Exchange Ratio, rounding any fractional share up to the nearest whole share, and (ii) the exercise price per share of such Parent Option will be determined by dividing the exercise price per share applicable to the Company Option by the Option Exchange Ratio, and rounding the exercise price thus determined up to the nearest whole cent. Except as provided above, the converted or substituted Parent Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to the Company Option immediately prior to the Effective Time; provided, however, that (i) all Company Options shall vest and become fully exercisable immediately prior to the Effective Time and (ii) any Company Option that qualifies as an incentive stock option under Code Section 422 (an "ISO") shall, to the extent permitted by applicable Legal Requirements, be adjusted as provided in Code Section 424(a) so that the resulting Parent Option qualifies as an ISO.

                  (b) Except as may be otherwise agreed to by Parent and the Company, all stock option plans established by the Company or any of its Subsidiaries shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be deleted, terminated and of no further force or effect as of the Effective Time.

                  (c) If and to the extent necessary or required by the terms of the plans governing Company Options or pursuant to the terms of any Company Option granted thereunder, prior to the Effective Time, the Company shall (i) obtain the consent of each holder of outstanding Company Options and (ii) amend the terms of the applicable Option Plan, in each case as is necessary to give effect to the foregoing treatment of such Company Options.

                  (d) Without limiting the foregoing, each holder of a Company Option shall have the right (which right shall be exercised at least 5 days prior to the Closing Date by written notice to the Company) to elect, in lieu of the provisions of Section 3.4(a), to convert, at the Effective Time, all or a portion of his or her Company Options which have not been exercised and which have not expired prior to the Effective Time into the right to receive the Cash Amount (the "Cash Election Right"). The Cash Amount shall be equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option and (ii) the number of shares constituting such Company Option, less any applicable withholding taxes. Notwithstanding the foregoing, the Cash Election Right shall not be offered to any holder of a Company Option that qualifies as an ISO.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Purchaser as follows:

                  Section 4.1 Organization and Good Standing.

                  (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to conduct its business as it is now being conducted, to own, lease or use the properties and assets that it purports to own. lease, or use, to execute and deliver this Agreement and the other agreements contemplated hereby to which the Company or any Company Subsidiary is a party and to perform all of its obligations hereunder and thereunder and under the Applicable Contracts. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership, the lease or the use of properties owned, leased or used by it or the nature of activities conducted by it require such qualification.

                  (b) The Company has delivered to Parent true and correct copies of the Organizational Documents of the Company and its Subsidiaries, as currently in effect.

                  Section 4.2 Authority; Board Approvals; No Conflict

                  (a) The Company has the requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated by the Stock Option Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding Shares, to consummate the Merger contemplated by this Agreement. The execution, delivery and performance of this Agreement, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, including the approval of the Merger by the Company Board of Directors, subject to the approval of the shareholders of the Company with respect to the Merger to the extent required by applicable law. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms. Upon the execution and delivery by the Company of the other agreements contemplated hereby to which it is a party, such other agreements will constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

                  (b) The Company Board of Directors, at a meeting duly called and held, has by the unanimous vote of all directors present (i) determined that each of the Agreement, the Stock Option Agreement, the Offer and the Merger are fair to and in the best interests of the shareholders of the Company, (ii) approved the Transactions, (iii) approved the Articles Amendment, directed that the Articles Amendment be submitted to a vote of the shareholders and resolved to recommend that the shareholders of the Company approve the Articles Amendment, (iv) received the opinion of Harris Williams & Co., financial advisor to the Company, to the effect that the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration pursuant to the Merger is fair to the shareholders of the Company from a financial point of view, (v) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement, the Articles Amendment and the Merger, (vi) determined to waive any rights the Company may have under any agreement or otherwise to object to the transfer to Purchaser in the Offer of all Shares held by the Director Shareholders pursuant to the Shareholder Agreements, (vii) consented to the transfer to Purchaser of all such Shares, (viii) duly authorized the Transactions prior to Parent or Purchaser becoming an "interested shareholder" as defined in Section 2553 of the PBCL and (ix) approved the Transactions in such manner as to avoid the application of Subchapter F of Chapter 25 of the PBCL. The Company has taken all necessary corporate action so that no "business combina-tion," "fair price," "control share acquisition" or "moratorium" statute or other similar statute or regulation of any state "blue sky" or securities law statute (including, without limitation, the provisions of Section 2538 and Subchapters F, G, H, I and J of Chapter 25 of the PBCL (each, a "Takeover Statute"), but excluding the provisions of Subchapter D of Chapter 15 of the PBCL and Subchapter E of Chapter 25 of the PBCL or any applicable anti-takeover provision in the Articles (except for Section 6 thereof) or Bylaws is applicable to the Company or the Transactions. None of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified.

                  (c) Except as set forth in Schedule 4.2(c), neither the execution and delivery of this Agreement or the other agreements contemplated hereby nor the consummation or performance of any of the Transactions or other transactions contemplated by such agreements will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of the Company or any Company Subsidiary, or (B) any resolution adopted by the board of directors or the shareholders of the Company or any Company Subsidiary;

                           (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Company Subsidiary or the shareholders of the Company, or any of the assets owned or used by any of them, may be subject;

                           (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Company Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any Company Subsidiary;

                           (iv) cause Parent, Purchaser or the Company or any Company Subsidiary to become subject to, or to become liable for the payment of, any Tax;

                           (v) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under (with or without notice or lapse of time, or both), or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

                           (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or any Company Subsidiary, except for Encumbrances that are imposed or created as a result of the performance by Parent and/or Purchaser of their respective obligations under this Agreement or the Stock Option Agreement.

                  (d) Except as set forth in Schedule 4.2(d), the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the Stock Option Agreement, or the consummation or performance of any of the Transactions.

                  Section 4.3 Vote Required. Except as set forth in Schedule 4.3, the affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger and the Articles Amendment.

                  Section 4.4 Capitalization and Ownership of Shares. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.50 par value per share. As of the date hereof, (i) 7,161,247 shares of common stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) zero (0) shares of common stock were held in the treasury of the Company or by Company Subsidiaries, (iii) 3,000 shares of common stock were reserved for issuance under the 1995 Non-Employee Director Stock Plan, (iv) 222,524 shares of common stock were reserved for issuance pursuant to stock options granted and outstanding under the Company 1985 Stock Incentive Plan and the Company 1995 Stock Incentive Plan (the "Stock Option Plans") and (v) 169,000 shares of common stock were reserved for issuance pursuant to options granted under agreements entered into other than pursuant to the Stock Option Plans. All shares of common stock subject to issuance as specified above are accounted for in Schedule 4.4 and, all outstanding shares of capital stock of the Company are, and all shares which may be issued upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. Other than as set forth in the second sentence hereof or in
Schedule 4.4, there are no outstanding Contracts, subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by the Company of any securities of the Company, nor are there outstanding or reserved for issuance, shares of capital stock or other voting securities of the Company or any securities which are convertible into or exchangeable for any shares of capital stock of the Company, and neither the Company nor any of its Subsidiaries has any obligation of any kind to sell or issue any additional securities or to pay for, repurchase or otherwise acquire any securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries. The Company has no agreement, arrangement or understandings to register any securities of the Company or any of its Subsidiaries under the United States Securities Act of 1933, as amended (the "Securities Act"), or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement).

                  Section 4.5 Subsidiaries and Investments.

                  (a) Except as set forth in Schedule 4.5(a), neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock of or other equity interest in, or in a control position (alone or in combination with others) with respect to, any Person; and neither the Company nor any Company Subsidiary has any Contract to acquire by any means, directly or indirectly, any equity securities or other securities or similar interest of any Person or any direct or indirect equity or other ownership interest in any business. Schedule 4.5(a) sets forth a true and complete list of (i) the name and jurisdiction of incorporation of each Company Subsidiary, (ii) the jurisdictions in which each Company Subsidiary is duly qualified or licensed to do business as a foreign corporation, (iii) the authorized capital stock of each Company Subsidiary, (iv) the number of shares of each class of capital stock outstanding of each Company Subsidiary, (v) the number of shares of each class and percentage of outstanding voting stock of each Company Subsidiary owned by the Company, and (vi) the names, addresses and titles of the directors and officers of each Company Subsidiary. Except as set forth in Schedule 4.5(a), no capital stock or any other security (including any debt security) of any Company Subsidiary is held by any person other than the Company. All of the issued and outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the

Company Subsidiaries or other securities of the Company Subsidiaries was issued in violation of any preemptive rights or any provision of any Company Subsidiary's articles of incorporation or the Securities Act or any other Legal Requirement.

                  (b) No Company Subsidiary has any outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of such Company Subsidiary, and no Company Subsidiary has any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character relating to, or obligating such Company Subsidiary to issue any shares of, its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock. There are no Contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer of any shares of capital stock of any Company Subsidiary or other securities of the Company or the acquisition by any Company Subsidiary of any of its securities.

                  (c) Except as set forth in Schedule 4.5(c), the Company is not subject to any obligation or requirement to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise) any Person.

                  Section 4.6 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of, the Company SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly financial statements, as permitted by the instructions to Form 10Q promulgated pursuant to the Exchange Act) applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein. No financial statements of any other Person are required by GAAP to be included in the financial statements of the Company and its Subsidiaries.

                  Section 4.7 Books and Records. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries, all of which have been made available to Parent, are substantially complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Except as set forth in Schedule 4.7, the minute books of the Company and its Subsidiaries contain accurate and substantially complete records of all meetings held of, and corporate action taken by, the shareholders, the Company Board of Directors and standing committees of the Company Board of Directors and Company Subsidiary Board of Directors, and no meeting of any such shareholders of the Company, Company Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.

                  Section 4.8 Title to Properties; Leases; Encumbrances.

                  (a) Schedule 4.8 contains a complete and accurate list of all real property owned or leased by the Company and its Subsidiaries (the "Real Property") and all leaseholds and other interests therein owned by the Company and its Subsidiaries. Except as set forth in Schedule 4.8, the buildings, structures and improvements included within the Real Property (collectively, the "Improvements") comply with (or, if not in compliance, are not required to be in compliance unless a building permit or similar Governmental Authorization is sought) all applicable restrictions, building ordinances and zoning ordinances and all regulations of the applicable health and fire departments, and no alteration, repair, improvement or other work has been performed in respect to such Improvements within the last 120 days, other than in the ordinary course of business. Except as set forth in Schedule 4.8, the Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any law, code, ordinance, rule, regulation or order affecting the Real Property, and the continued existence, use, occupancy and operation of each Improvement, and the right and ability to repair such Improvement in the event of casualty, is not dependent on any special permit, exception, approval or variance except, in each case where such nonconforming use or dependency could not have a Material

Adverse Effect on the Company. There is no condemnation proceeding pending or threatened with respect to any of the Real Property.

                  (b) Each of the Company and its Subsidiaries owns and has good and marketable title to all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by it or reflected as owned in the books and records of the Company and its Subsidiaries, including all of the properties and assets reflected in the Financial Statements (except for assets held under capitalized leases and equipment leased pursuant to industrial development bond financing disclosed or not required to be disclosed in Schedule 4.8 and personal property sold since the date of the Financial Statements, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by the Company and its Subsidiaries since the date of the most recent audited Financial Statements (except for personal property acquired and sold since the date of the most recent audited Financial Statements in the ordinary course of business), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule 4.8.

                  (c) Except as set forth on Schedule 4.8, all properties and assets reflected in the Financial Statements are free and clear of all Encumbrances except (a) security interests shown in the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Financial Statements (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes and assessments not yet due and payable, and (d) security interests of record as recorded in the jurisdictions set forth in Schedule 4.8. Schedule 4.8(c) sets forth the locations of all of the properties and assets owned by the Company and its Subsidiaries, and describes the owner of such properties and assets in each such jurisdiction.

                  Section 4.9 Condition and Sufficiency of Assets. Except as set forth in Schedule 4.9, the equipment of the Company and its Subsidiaries is in good operating condition and repair and is adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not in the aggregate material in nature or cost. The equipment of the Company and its Subsidiaries is sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

                  Section 4.10 Accounts Receivable. Schedule 4.10 contains a complete and accurate list of all accounts receivable that are reflected in the Financial Statements or on the accounting records of the Company as of March 31, 1999 (the "Accounts Receivable"), which list sets forth the aging of such Accounts Receivable. All Accounts Receivable of the Company and its Subsidiaries as of the Effective Time represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Effective Time, the Accounts Receivable are or will be as of the Effective Time current and collectible net of any reserves shown in the Financial Statements or on the accounting records of the Company as of the Effective Time (which reserves will not exceed $400,000 as of such date), without resort to legal proceedings.

                  Section 4.11 Inventory. All inventory of the Company and its Subsidiaries, whether or not reflected in the Financial Statements, consists of a quality usable and salable in the ordinary course of business, except for obsolete and slow-moving items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements in accordance with GAAP or on the accounting records of the Company and its Subsidiaries as of the Effective Time, as the case may be.

                  Section 4.12 No Undisclosed Liabilities. Except as set forth in Schedule 4.12, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against by the Company and its Subsidiaries in the Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof which would not have a Material Adverse Effect on the Company.

                  Section 4.13 Taxes. The Company and its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to them, pursuant to applicable Legal Requirements. The Company and its Subsidiaries have delivered or made available to Parent copies of, and Schedule 4.13 contains a complete and accurate list of, all such Tax Returns filed since January 1, 1996. The Company and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company and its

Subsidiaries, except such Taxes, if any, as are listed in Schedule 4.13 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements. The Company shall have no obligation for the payment of any Taxes not yet due and payable prior to the Effective Time in excess of such Taxes accrued on its books and records in accordance with GAAP. Neither the Company nor any Company Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any Company Subsidiary files Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

                  Section 4.14 No Material Adverse Change. Since December 31, 1998 there has not been any Material Adverse Change or Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 6.2 or otherwise acted in such a way as to impair, prevent or impede the consummation of the Transactions.

                  Section 4.15 Employee Benefits.

                  (a) Schedule 4.15(a) sets forth a complete and correct list of each "employee benefit plan", as such term is defined in section 3(3) of ERISA, and each written bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding that provides or may provide benefits or compensation in respect of any employee or independent contractor or under which any employee or independent contractor is or may become eligible to participate or derive a benefit and that is or has been maintained or established by the Company or its Subsidiaries or any other trade or business, whether or not incorporated, which, together with the Company or its Subsidiaries, is treated as a single employer under section 414 of the Code (such other trades and businesses hereinafter referred to as the "Plan Related Persons"), or to which the Company or any Plan Related Person contributes or is or has been obligated or required to contribute or with respect to which the Company may have any liability (collectively, the "Plans"). With respect to each such Plan, the Company has provided Parent with complete and correct copies of,
(i) such Plan, if written, or a description of such Plan if not written, and
(ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multi-employer plan liabilities, if any, and all amendments and modifications to any such document. Except as set forth on Schedule 4.15(a), the Company has not communicated to any Employee or any independent contractor any intention or commitment to modify any Plan or to establish or implement any other employee, retiree or independent contractor benefit or compensation plan or arrangement. Except as set forth on Schedule 4.15(a), neither the Company, nor any of its Subsidiaries, has any unwritten Plans.

                  (b) Each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

                  (c) (i) Neither the Company nor any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans. All material contributions and premiums required to have been paid by the Company and each Related Person to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (including each Plan) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any Legal Requirement have been paid within the time prescribed by any such plan, agreement or Legal Requirement.

                           (ii) Each of the Plans has been operated and administered in all material respects in compliance with its terms, all Legal Requirements except for any failures so to comply that, individually and in the aggregate, could not reasonably be expected to result in a material liability or obligation on the part of the Company or, following the Closing, Parent or any of its affiliates. There are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any of the Plans, by any employee or independent contractor or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

                           (iii) No Plan is a "multi-employer plan" within the meaning of section 4001(a)(3) or section 3(37) of ERISA. No Plan is a "multiple employer plan" within the meaning of section 4064 of ERISA.

                           (iv) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, then current value of the assets of such plan allocable to such accrued benefits.

                           (v) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

                  (d) Except as set forth on Schedule 4.15(d), no payment required to be made to any employee associated with the Company or its Subsidiaries as a result of the Merger under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (e) Neither the Company nor any of its Subsidiaries is a party to any Contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

                  Section 4.16 Compliance with Legal Requirements; Governmental Authorizations.

                  (a) Except as set forth in Schedule 4.16(a):

                           (i) each of the Company and its Subsidiaries is, and at all times since December 31, 1998 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company or any Company Subsidiary of, or a failure on the part of the

         Company or any Company Subsidiary to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company or any Company Subsidiary or Parent to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) neither the Company nor any Subsidiary has received, at any time since December 31, 1998, any written notice or to the Knowledge of the Company any oral communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible or potential obligation on the part of the Company or any Company Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Schedule 4.16(b) contains a complete and accurate list of each Governmental Authorization that is held by the Company and its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, the Company and its Subsidiaries. Each Governmental Authorization listed or required to be listed in Schedule 4.16(b) is valid and in full force and effect. Except as set forth in Schedule 4.16(b):

                           (i) each of the Company and its Subsidiaries is, and at all times since December 31, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 4.16(b);

                           (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 4.16(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 4.16(b);

                           (iii) neither the Company nor any Subsidiary has received, at any time since December 31, 1998, any written notice or to the Knowledge of the Company any other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental

         Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                           (iv) since December 31, 1998, all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 4.16(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Schedule 4.16(b) collectively constitute all of the Governmental Authorizations necessary to permit the Company and its Subsidiaries to lawfully conduct and operate their respective businesses in the manner they currently conduct and operate such businesses and to permit the Company and its Subsidiaries to own and use their respective assets in the manner in which they currently own and use such assets.

                  Section 4.17      Legal Proceedings; Orders.

                  (a) Except as set forth in Schedule 4.17(a) there is no pending Proceeding:

                           (i) that has been commenced by or against the Company or any Company Subsidiary or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or any Company Subsidiary; or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         To the Knowledge of the Company, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 4.17(a). The Proceedings listed in Schedule 4.17(a) will not have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Schedule 4.17(b):

                           (i) there is no Order to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject;

                           (ii) none of the shareholders of the Company is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company or any Company Subsidiary; and

                           (iii) no officer, director, or to the Knowledge of the Company, no agent or employee of the Company or any Company Subsidiary is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to its business.

                  (c) Except as set forth in Schedule 4.17(c):

                           (i) each of the Company and its Subsidiaries is, and at all times since December 31, 1998 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject; and

                           (iii) neither the Company nor any Company Subsidiary has received, at any time since December 31, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is or has been subject.

                  Section 4.18 Absence of Certain Changes and Events. Except as set forth in Schedule 4.18, and except as otherwise consented to by Parent and Purchaser and confirmed to the Company in writing, since December 31, 1998, the Company has conducted its businesses only in the ordinary course of business and there has not been any:

                  (a) change in the authorized or issued capital stock of the Company or any Company Subsidiary; grant of any stock option or right to purchase shares of capital stock of the Company or any Company Subsidiary; issuance of any security convertible into such capital stock; grant of any registration rights with respect to such capital stock; purchase, redemption, retirement or other acquisition by the Company or any Company Subsidiary of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of any such capital stock;

                  (b) amendment to the Organizational Documents of the Company or any Company Subsidiary;

                  (c) increase by the Company or any Company Subsidiary of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer, or employee;

                  (d) except in the ordinary course of business, adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company or any Company Subsidiary;

                  (e) damage to or destruction or loss of any asset or property of the Company or any Company Subsidiary materially and adversely affecting the properties, assets, business, or financial condition of the Company or any Company Subsidiary, taken as a whole;

                  (f) entry into, termination of or receipt of notice of termination of (i) any license, joint venture, credit or similar agreement, (ii) any distributorship, dealer or sales representative or similar agreement that was responsible for more than $1,000,000 of sales in the fiscal year ended December 31, 1998, or (iii) any Contract or transaction involving a total remaining commitment by or to the Company or any Company Subsidiary in excess of $100,000;

                  (g) except in the ordinary course of business, sale, lease or other disposition of any asset or property of the Company or any Company Subsidiary or Encumbrance on any material asset or property of the Company or any Company

Subsidiary, including the sale, lease or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to the Company or any Company Subsidiary in excess of $50,000;

                  (i) change in the accounting methods used by the Company or any Company Subsidiary;

                  (j) incurrence, assumption or guarantee of the indebtedness of the Company or any Company Subsidiary;

                  (k) issuance or sale of any shares of capital stock of the Company or any Company Subsidiary, or making of any other changes in the capital structure of the Company or any Company Subsidiary;

                  (l) writing-off as uncollectible of any notes or accounts receivable, except writeoffs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material; writing-off, writing-up or writing-down of any other material asset of the Company or any Company Subsidiary; or altering of its customary time periods for collection of accounts receivable or payments of accounts payable;

                  (m) making of any loan, advance or capital contributions to or investment in any Person;

                  (n) terminating or closing of any material facility, business or operation of the Company or any Company Subsidiary; or

                  (o) agreement, whether oral or written, by the Company or any Company Subsidiary to do any of the foregoing.

                  Section 4.19 Applicable Contracts; No Defaults.

                  (a) Schedule 4.19(a) contains a complete and accurate list, and the Company has delivered to Parent complete copies, of:

                           (i) each Applicable Contract;

                           (ii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments per item of less than $100,000 for any twelve (12) month period following the date of this Agreement);

                           (iii) each licensing agreement or other Applicable Contract with respect to patents, trademark, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (iv) each joint venture or partnership agreement and each other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any other Person;

                           (v) each power of attorney that is currently effective and outstanding; and

                           (vi) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         Schedule 4.19(a) sets forth the date and parties to the Applicable Contracts, copies of which have been previously delivered to Parent or Purchaser.

                  (b) Except as set forth in Schedule 4.19(b):

                           (i) none of the shareholders of the Company (and no Related Person of any of the shareholders of the Company) has or may acquire any rights under, or may become subject to any obligation or liability under, any Applicable Contract that relates to the business of, or any of the assets owned or used by, the Company or any Company Subsidiary; and

                           (ii) neither the Company nor any Company Subsidiary nor any officer, director, agent, employee, consultant or contractor of the Company or any Company Subsidiary is bound by any Applicable Contract that purports to limit the ability of the Company or any Company Subsidiary or any such officer, director, agent, employee, consultant or contractor to engage in or continue any conduct, activity or practice relating to the business of the Company or any Company Subsidiary.

                  (c) Except as set forth in Schedule 4.19(c), each Applicable Contract identified or required to be identified in Schedule 4.19(a) is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Schedule 4.19(d):

                           (i) each of the Company and its Subsidiaries is, and at all times since December 31, 1998 has been, in substantial compliance with all applicable terms and requirements of each Applicable Contract under which the Company and any Company Subsidiary has or had any obligation or liability or by which the Company and any Company Subsidiary or any of the assets owned or used by the Company and any Company Subsidiary is or was bound;

                           (ii) to the Knowledge of the Company, each other Person that has or had any obligation or liability under any Applicable Contract under which the Company or any Company Subsidiary has or had any rights is, and at all times since December 31, 1998 has been, in full compliance with all applicable terms and requirements of such Applicable Contract;

                           (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any Company Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                           (iv) neither the Company nor any Company Subsidiary has given to or received from any other Person, at any time since December 31, 1998, any written notice or other communication regarding any actual, alleged, possible or potential violation or breach of or default under, any Applicable Contract.

                  (e) Except as set forth in Schedule 4.19(e), there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, or rights to reclaim or have repaid, any material amounts paid or payable to the Company or any Company Subsidiary under current or completed Applicable Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Applicable Contracts relating to the provision of products or services by the Company and its Subsidiaries have been entered into in the ordinary course of business.

                  Section 4.20 Insurance.

                  (a) The Company has delivered to Parent:

                           (i) true and complete copies of all policies of insurance to which the Company or any Company Subsidiary is a party or under which the Company or any Company Subsidiary, or any director of the Company or any Company Subsidiary, is or has been covered at any time since December 31, 1998;

                           (ii) true and complete copies of all pending applications for policies of insurance; and

                           (iii) since December 31, 1998, any statement by the auditor of the financial statements of the Company and its Subsidiaries with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) Schedule 4.20(b) describes:

                           (i) any self-insurance arrangement by or affecting the Company or any Company Subsidiary, including any reserves established thereunder;

                           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company or any Company Subsidiary; and

                           (iii) all obligations of the Company or any Company Subsidiary to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Schedule 4.20(c) sets forth, by year, for the current policy year and each of the two preceding policy years:

                           (i) a summary of the loss experience under each policy of insurance, to the extent available from the insurance company;

                           (ii) a statement describing each claim under any general liability or workers' compensation insurance policy for an amount in excess of $50,000, which sets forth:

                                    (A) the name of the claimant;

                                    (B) a description of the policy by insurer,
                  type of insurance and period of coverage; and

                                    (C) the amount and a brief description of
                  the claim; and

                           (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims (or similar statement prepared on behalf of the Company or any Subsidiary by its third party administrator).

                  (d) Except as set forth in Schedule 4.20(d):

                           (i) all policies to which the Company or any Company Subsidiary is a party or that provide coverage to the Company or any Company Subsidiary or any director or officer of the Company or any Company Subsidiary:

                                    (A) are valid, outstanding and enforceable;

                                    (B) are to the Knowledge of the Company
                  issued by an insurer that is financially sound and reputable;

                                    (C) will continue in full force and effect
                  following the consummation of the Transactions; and

                                    (D) do not provide for any retrospective
                  premium adjustment or other experience-based liability on the part of the Company; and

                           (ii) with respect to current insurance policies, neither the Company nor any Company Subsidiary has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

                           (iii) each of the Company and its Subsidiaries has paid all premiums due and has otherwise performed all of its obligations under each policy to which the Company or any Company Subsidiary is a party or that provides coverage to the Company or any Company Subsidiary or any director thereof, and

                           (iv) each of the Company and its Subsidiaries has given notice to the applicable insurer of all claims that may be insured thereby.

                  Section 4.21 Environmental Matters.

                  (a) Except as set forth in Schedule 4.21(a), (i) each of the Company and its Subsidiaries is, and at all times has been, in full compliance with all applicable federal, state and local laws and regulations, orders, and ordinances relating to the protection of human health or the environment ("Environmental Laws"); (ii) none of the Company or any Company Subsidiary, or any shareholder of the Company, has received any notice or communication (written or oral), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not or may not be in such full compliance; and (iii) to the Knowledge of the Company, there are no circumstances, incidents, conditions or events that may prevent or interfere with such full compliance in the future. Each of the Company and its Subsidiaries has all necessary Governmental Authorizations or other authorizations to comply with such Environmental Laws, and all such Governmental Authorizations and other authorizations are identified in Schedule 4.21(a). Except as identified in Schedule 4.21(a), the Company has provided to Parent all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or any Company Subsidiary with any Environmental Laws.

                  (b) Except as set forth in Schedule 4.21(b), there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Proceeding, Order or third party claim against the Company or any Company Subsidiary based on any Environmental Law or common law.

                  (c) Except as set forth in Schedule 4.21(c), there has been no release or threatened release of any Hazardous Materials (except in compliance with all Environmental Laws) at or from any properties or assets now or previously owned or operated by the Company or any Company Subsidiary or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Company or any Company Subsidiary.

                  Section 4.22 Employees.

                  (a) Schedule 4.22(a) contains a complete and accurate list of the following information for each Key Employee or director of the Company and its Subsidiaries, including each Key Employee on leave of absence or layoff status: (i) employer, name and job title; (ii) current compensation (including commissions and bonuses, if any) paid or payable and any change in compensation since the Interim Financial Statements; (iii) vacation and sick leave accrued,
(iv) service credited for purposes of vesting and eligibility to participate under the following plans of the Company or any Company Subsidiary: pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare or vacation plan, other Pension Plan or Welfare Plan or any other employee benefit plan or any Plan for the benefit of directors; and (v) contracts or other agreements to which such Key Employee or director is a party, including but not limited to any employment, confidentiality, noncompetition, consulting or proprietary rights agreement.

                  (b) No Key Employee or director of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any contract, agreement or arrangement, including any employment, confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or will affect (i) the performance of such person's duties as an employee or director of the Company or any

Company Subsidiary, or (ii) the ability of the Company or any Company Subsidiary to conduct its business, including any Proprietary Rights Agreement with the Company, its Subsidiaries, or the shareholders of the Company by any such employee or director. Except as set forth in Schedule 4.22(b) to the Knowledge of the Company, no director, officer or other Key Employee of the Company or any Company Subsidiary has communicated his intention to, or the Knowledge of the Company or any Company Subsidiary intends to terminate his employment with the Company or any Company Subsidiary.

                  (c) Schedule 4.22(c) contains a complete and accurate list of the following information for each retired employee of the Company and its Subsidiaries or their dependents receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  Section 4.23 Labor Relations; Compliance. Schedule 4.23 contains a complete and accurate list of all collective bargaining or other labor contracts to which the Company or any Subsidiary is, or at any time since December 31, 1998 has been, a party. Since December 31, 1998, there has not been, and there is not currently, pending or existing, and there is not and has not been threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance pending; (b) any Proceeding against or affecting the Company or any Company Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge, claim, action or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, the United States Department of Labor or any comparable Governmental Body, any organizational activity or any other labor or employment dispute against or affecting the Company or any Company Subsidiary or their premises; (c) any application for certification of a collective bargaining agent; or (d) any organizational activity by its employees. To the Knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company or any Company Subsidiary, and no such action is contemplated by the Company or any Company Subsidiary. The Company and its Subsidiaries have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, employee leave, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings. Neither the Company nor any Company Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  Section 4.24 Intellectual Property Assets.

                  (a) Schedule 4.24(a) identifies all patents, trademarks, copyrights, service marks and trade names of the Company and its Subsidiaries, and all pending applications for any of the foregoing, and all permits, grants and licenses (the "Intellectual Property Assets") owned by or running to or from the Company or any Company Subsidiary or used in the conduct of their operations. Except as set forth on Schedule 4.24(a), there are no Intellectual Property Assets necessary in order to operate the business of the Company and its Subsidiaries as currently conducted or being developed. The Company and its Subsidiaries own all right, title and interest to their Intellectual Property Assets, and each Intellectual Property Asset owned or used by the Company and its Subsidiaries immediately prior to the Effective Time will be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Effective Time.

                  (b) Each of the Company and its Subsidiaries owns or has the right to use without charge all necessary or desirable Intellectual Property Assets, trade secrets, know-how, processes, designs and other technology or information utilized in its business as currently conducted or being developed, and to the Knowledge of the Company, such use by the Company and its Subsidiaries does not infringe upon, misappropriate, isolate or otherwise come into conflict with any patent, trademark, copyright, service mark, trade name or any other intellectual property rights of any other Person. Except as set forth on Schedule 4.24(a), none of the Company or the shareholders of the Company has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation.

                  Section 4.25 Certain Payments. Since December 31, 1998, none of the Company, any Company Subsidiary, or any director, officer, agent or employee of the Company or any Subsidiary, or the shareholders of the Company or any other Person associated with or acting for or on behalf of the Company or any Company Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Company Subsidiary.

                  Section 4.26 Relationship with Related Persons. Except as set forth in Schedule 4.26, none of the shareholders or any Related Person of the shareholders of the Company or the Company or any Company Subsidiary has, or has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the business of the Company or any Company Subsidiary. None of the shareholders of the Company or any Related Person of the shareholders of the Company or the Company or any Company Subsidiary owns, or has owned (of record or as a beneficial owner), an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or any Company Subsidiary, or (ii) engaged in competition with the Company or any Company Subsidiary with respect to any line of the products or services of the Company or any Company Subsidiary in any market currently served by the Company or any Company Subsidiary. Except as set forth in Schedule 4.26, none of the shareholders of the Company or any Related Person of any of the shareholders of the Company or the Company is a party to any Contract with, or has any claim or right against, the Company or any Company Subsidiary.

                  Section 4.27 Brokers or Finders. Except as set forth in
Schedule 4.27, none of the Company or any Company Subsidiary, or any of the shareholders of the Company, or any of their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. The Company has delivered to Parent true and correct copies of any written Contracts, and summarized the terms of any oral agreements, with all of such parties set forth on Schedule 4.27.

                  Section 4.28 Opinion of Financial Advisor. The Company has received the opinion of Harris Williams & Co., to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Harris Williams & Co. to permit the inclusion of such opinion in its entirety in the Offer Documents and the Schedule 14D-9 and the Proxy Statement.

                  Section 4.29 Year 2000.

                  Except as set forth on Schedule 4.29:

                  (a) all of the Computer Programs, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are material to the Company or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except in each case for failures that individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company or its Subsidiaries;

                  (b) all of the products and services sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data and will not produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except in each case for failures that individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company or its Subsidiaries; and neither the Company nor any of its Subsidiaries is or shall be subject to claims or liabilities arising from their failure to do so;

                  (c) neither the Company nor any of its Subsidiaries has made other representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data and to produce correct results when processing, providing and/or receiving
(i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and

                  (d) to the Knowledge of the Company and its Subsidiaries, there is no supplier or any third party with whom the Company or its Subsidiaries has a material business relationship, that has Computer Programs, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s), the operation of which relates in a material way to the products or services provided by the Company or its Subsidiaries or which are received from the third party, that will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except in each case for failures that individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company or its Subsidiaries.

                  Section 4.30 Products Liability; Recalls. (a) Except as set forth in Schedule 4.30, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature (collectively, "Notices") pending or threatened before any Governmental Body in which a Product is alleged to have a Defect or relating to or resulting from any alleged failure to warn or from any alleged breach of express or implied warranties or representations; (ii) to the Knowledge of the Company, no valid basis exists for any such demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation; (iii) no demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation referred to in clause (i) or
(ii) of this Section 4.30 would, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on the Company; (iv) to the Knowledge of the Company, there has not been any Occurrence; (v) there has not been any recall, rework, retrofit or post-sale warning (collectively, "Recalls") of any Product, or any investigation or consideration of or decision made by any person or entity concerning whether to undertake or not to undertake any Recalls and the Company has received no Notices from any Governmental Body or any other person with respect to the foregoing; and (vi) to the Knowledge of the Company, there are no material Defects in design, manufacturing, materials, or workmanship, including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any Product.

                  (b) Schedule 4.30 sets forth all Notices received by the Company or its Subsidiaries since November 1, 1995 and the amount of the reserves provided therefor.

                  Section 4.31 Information in Schedule 14D-9. The information supplied by the Company expressly for inclusion in the Offer Documents and the
Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The

Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information furnished by Parent or Purchaser for inclusion in the Schedule 14D-9.

                  Section 4.32 Information in Proxy Statement. Each of the Proxy Statement and the Articles Amendment Proxy Statement, if any, will not, at the respective dates each is mailed to Company shareholders and at the respective times of the meetings of Company shareholders to be held in connection with the Merger or the Articles Amendment, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information furnished by Parent or Purchaser for inclusion in the Proxy Statement or the Articles Amendment Proxy Statement, as the case may be. Each of the Proxy Statement and the Articles Amendment Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF THE
                              PARENT AND PURCHASER

         Each of Parent and Purchaser represents and warrants to the Company as follows:

                  Section 5.1 Organization and Valid Existence. Each of Parent and Purchaser is a corporation duly organized and validly existing under the laws of its state of incorporation with full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which Parent and Purchaser is a party and to perform all of its obligations hereunder and thereunder. At the Effective Time, Purchaser will be a corporation duly organized and validly existing under the laws of Delaware.

                  Section 5.2 Authority; No Conflict.

                  (a) The execution and delivery of this Agreement, the Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Parent and Purchaser, including approval of the Merger by the respective Board of Directors of each of Parent and Purchaser. This Agreement and the Stock Option Agreement have been duly executed and delivered by Parent and Purchaser and constitute the legal, valid and binding obligations of Parent and Purchaser, enforceable against them in accordance with their terms. Upon execution and delivery by Parent and Purchaser of the other agreements contemplated hereby to which it is or they are a party, such other agreements will constitute the legal, valid and binding obligations of Parent and Purchaser, as the case may be, enforceable against them in accordance with their respective terms.

                  (b) Neither the execution and delivery of this Agreement, the Stock Option Agreement or the other agreements contemplated hereby nor the consummation or performance of any of the Transactions or other transactions contemplated by such agreements will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Parent or Purchaser, or (B) any resolution adopted by the board of directors or the shareholders of Parent or Purchaser;

                           (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Parent or Purchaser, or any of the assets owned or used by any of them, may be subject;

                           (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Purchaser or that otherwise relates to the business of, or any of the assets owned or used by, Parent or Purchaser.

                  (c) Except as set forth in Schedule 5.2(c), or as may be required under the applicable requirements of the Securities Act, the Exchange Act, the HSR Act, any applicable state securities or "blue sky" laws and the PBCL, Parent and Purchaser are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the Stock Option Agreement or the consummation or performance of any of the Transactions.

                  (d) Except as set forth in Schedule 5.2(d), no Proceeding has been commenced by or against Parent or Purchaser that relates to or may affect the business of, or any of the assets owned or used by Parent or Purchaser.

                  Section 5.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Parent or Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of Parent and Purchaser, no such Proceeding has been threatened.

                  Section 5.4 Brokers or Finders. Except as set forth on
Schedule 5.4, Parent, Purchaser and their officers and agents, have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  Section 5.5 Information in Offer Document. The Offer Documents will comply as to form in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

                  Section 5.6 Information in Proxy Statement. None of the information furnished by Parent or Purchaser expressly for inclusion in the Proxy Statement will, at the date mailed to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Access and Investigation. Between the date of this Agreement and the Effective Time, the Company will, and will cause its Representatives to, (a) afford Parent, Purchaser and their respective Representatives reasonable access to the personnel, properties, operations, contracts, books and records and other documents and data of the Company and its Subsidiaries; (b) furnish Parent, Purchaser and their respective Representatives with copies of all such contracts, books and records and other existing documents and data as they may reasonably request; (c) furnish Parent, Purchaser and their respective Representatives with a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (d) furnish Parent, Purchaser and their respective Representatives with such additional financial, operating and other data and information as they may reasonably request. Access shall include the right to conduct such environmental studies as Parent, in its reasonable discretion, shall deem appropriate.

                  Section 6.2 Operation of the Businesses of the Company. Except as set forth in Schedule 6.2 or as agreed to in writing by Parent, between the date of this Agreement and the Effective Time, the Company will:

                  (a) conduct the business of the Company and its Subsidiaries only in the ordinary course of business (including managing the working capital of the Company and its Subsidiaries in accordance with past practice and custom);

                  (b) use its Best Efforts to preserve intact the current business organization of the Company and its Subsidiaries, keep available the services of the current officers, employees and agents of the Company and its Subsidiaries and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and its Subsidiaries;

                  (c) inform Parent concerning operational matters of the Company or any Subsidiary of a material nature; and

                  (d) otherwise report periodically to Parent concerning the status of the business, operations and finances of the Company and its Subsidiaries.

                  Section 6.3 Negative Covenant. Between the date of this Agreement and the Effective Time, and except (i) as expressly contemplated by this Agreement, (ii) as set forth on Schedule 6.3, or (iii) as agreed in writing by Parent:

                  (a) the Company will not take any action or fail to take any action as a result of which any of the changes or events listed in Section 4.18 hereof (as modified by Schedule 4.18) occurs or is reasonably likely to occur;

                  (b) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $ 50,000;

                  (c) neither the Company nor any of its Subsidiaries shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with prior practices;

                  (d) neither the Company nor any Company Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries;

                  (e) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

                  (f) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                  (g) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Offer set forth in Annex A or any of the conditions to the Merger set forth in Article VII not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent, Purchaser or the holders of Shares to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation; and

                  (h) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 6.4 Reasonable Efforts.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, including without limitation Section 6.5 hereto, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other Transactions, including (i) the preparation and filing with the SEC of the Offer Documents, the Schedule 14D-9, the information required to be distributed to the shareholders of the Company pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as is necessary to enable Parent's designees to be elected to the Company Board or Directors pursuant to Section 2.3 hereof, the preliminary Proxy Statement and the Proxy Statement and all necessary amendments or supplements thereto; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Body and the making of all necessary registrations and filings (including filings with any Governmental Body, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of its Subsidiaries shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits Parent's or Purchaser's freedom of action with respect to, or their ability to retain, the Company or any of its Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of its Subsidiaries, without Parent's prior written consent.

                  (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Body or any other information supplied by such party to a Governmental Body in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Body regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Body with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall use its best efforts to effect such transfers, amendments or modifications.

                  (c) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Body in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent or Purchaser to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Body seeking to prevent the consummation of any of the Transactions.

                  Section 6.5 Notification; Updating of Schedules.

                  (a) Between the date of this Agreement and the Effective Time, the Company will promptly notify Parent and Purchaser in writing if any of the Company's representations or warranties contained in this Agreement becoming untrue or inaccurate in any material respect (including receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to Knowledge to be or become untrue or inaccurate in any material respect); provided, however, that no such notification shall affect the representations and warranties of the parties or the conditions to the obligations of the parties under this Agreement.

                  (b) Between the date of this Agreement and the Effective Time, the Company will promptly notify Parent and Purchaser of the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification shall affect the covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Between the date of this Agreement and the Effective Time, the Company shall keep up to date all of the Schedules, and shall notify Parent and Purchaser of any changes or additions or events which may, after the lapse of time, cause any material change or addition in any of such Schedules, whether or not such material changes or additions relate to matters that are permitted under this Agreement; provided, however, that no such updates shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  Section 6.6 No Solicitation of Competing Transaction.

                  (a) Neither the Company nor any Company Subsidiary or Affiliate of the Company shall (and the Company shall cause the Representatives of the Company, each Company Subsidiary and each Affiliate of the Company, not
to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any Acquisition Proposal, except that nothing contained in this Section 6.6 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Company Board of Directors, after receiving advice from outside counsel, is required under applicable law, provided that the Company may not, except as permitted by
Section 6.6(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of Shares for payment pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if:

                           (x) such entity or group has submitted a Superior Proposal; and

                           (y) in the opinion of the Company Board of Directors such action is required to discharge the Company Board of Director's fiduciary duties to the Company's shareholders under applicable law, determined only after receipt of a written opinion from independent legal counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law.

The Company will immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company, and the Company will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. The Company will keep Parent informed of the status and details of any such Acquisition Proposal and of any amendments or proposed amendments to any Acquisition Proposal and will promptly (but in no case later than 24 hours) notify Parent of any determination by the Company Board of Directors that a Superior Proposal has been made.

                  (b) Except as set forth below in this subsection (b), neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares pursuant to the Offer, the Company Board of Directors may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Company Board of Directors has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal, but only if the Company shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

                  Section 6.7 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 6.8 Employee Arrangements

                  (a) Parent and Purchaser hereby acknowledge and agree that the employment agreements and severance agreements set forth on Schedule 6.9(a) constitute binding obligations of the Company and Parent and Purchaser will honor such agreements after the Effective Time in accordance with their terms as in effect on the date hereof.

                  (b) For a period of one (1) year following the Effective Time, Parent and Purchaser shall continue to maintain employee benefit plans, programs and policies for the employees of the Company which, in the aggregate, provide benefits that are substantially comparable to those provided to such employees under the plans, programs and policies maintained for such employees by the Company as of the date hereof; provided, however, that the aggregate cost per employee of maintaining such benefits does not increase by more than five percent (5%) during such period.

                  Section 6.9 Officers' and Directors' Insurance;
Indemnification.

                  (a) For three (3) years after the Effective Time, Parent and Purchaser shall maintain officers' and directors' liability insurance covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies (copies of which have been delivered to Parent) with respect to actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable than the terms of such current insurance in effect for the Company on the date hereof provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 120% of the annual premium currently paid by the Company for such coverage; and provided further, that, if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 120% of the aggregate annual premiums paid by the Company in 1999 (which the Company represents will be approximately $47,000 on an annualized basis for 1999).

                  (b) For three (3) years after the Effective Time, Parent and Purchaser shall maintain the rights to indemnification of officers and directors provided for in the Company's bylaws as in effect on the date hereof, with respect to indemnification for acts and omissions occurring prior to the Effective Time, including without limitation, the transactions contemplated by this Agreement.

                  Section 6.10 Takeover Statutes.

                  If any "business combination," "fair price," "control share acquisition" or "moratorium" statute or other similar statute or regulation or any state "blue sky" or securities law statute shall become applicable to the transactions contemplated hereby, the Company and the Company Board of Directors shall, to the extent consistent with applicable law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulations on the transactions contemplated hereby; provided, that this Section
6.10 shall not require the Company to seek to amend its Articles of Incorporation to opt out of Subchapter E of Chapter 25 of the PBCL.

                  Section 6.11 Form S-8. As soon as practicable following the Effective Time, Parent shall file with the SEC a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act, with respect to the shares of Parent Common Stock issuable in respect of Company Options.

                  Section 6.12 Assistance. The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees, counsel and accountants to provide, to Parent and any of its Subsidiaries all reasonable necessary cooperation in connection with the arrangement of any financing to be consummated including without limitation any of the following, the execution and delivery of any requested certificates, documents (including without limitation any "comfort" letters from auditors and opinions of counsel) or financial information as may be reasonably requested by Parent or any of its Subsidiaries in connection with the financing. Parent agrees to reimburse the Company for its reasonable out-of-pocket costs incurred in connection with such cooperation.

                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Purchaser, as the case may be, to the extent permitted by applicable law:

                  (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, if required by applicable law, in order to consummate the Merger;

                  (b) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Body which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

                  (c) Purchase of Shares in Offer. Parent, Purchaser or their Affiliates shall have purchased Shares pursuant to the Offer; and

                  (d) HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  Section 7.2 Conditions to Parent's and Purchaser's Obligations to Effect the Merger. The obligations of Parent and Purchaser to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Parent and Purchaser, to the extent permitted by applicable law.

                  (a) Compliance with Obligations. All actions contemplated by
Section 3.4 shall have been taken;

                  (b) Representations and Warranties. The representations and warranties of the Company set forth in Article IV shall be true in all material respects on the date of this Agreement and as of the Effective Time;

                  (c) Covenants. The Company shall have complied in all material respects with its obligations under the terms of this Agreement; and

                  (d) Articles Amendment. The Articles Amendment shall have been approved by the holders of the requisite number of shares required by the PBCL and the Articles.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

                  (a) Subject to Section 2.3(c), by the mutual written consent of Parent and the Company;

                  (b) By either of the Company or Parent:

                           (i) if (x) the Offer shall have expired without any Shares being purchased pursuant thereto or (y) Purchaser shall not have accepted for payment any Shares pursuant to the Offer by December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Purchaser to purchase the Shares pursuant to the Offer on or prior to such date; or

                           (ii) if any Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) By the Company:

                           (i) if Parent, Purchaser or any of their Affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is at such time in material breach of its obligations under this Agreement;

                           (ii) in connection with entering into a definitive agreement as permitted by Section 6.6(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that the Company makes simultaneous payment to Parent of funds as required by Section 9.1(b);

                           (iii) if Parent or Purchaser shall have terminated the Offer or the Offer expires without Parent or Purchaser, as the case may be, purchasing any Shares pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(ii) if the Company is in material breach of this Agreement or the Stock Option Agreement.

                  (d) By Parent:

                           (i) if, due to an occurrence, not involving a breach by Parent or Purchaser of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser, or any of their Affiliates shall have failed to commence the Offer on or prior to the fifth business day following the date of the initial public announcement of the Offer;

                           (ii) (A) if, prior to the purchase of Shares by Purchaser pursuant to the Offer, the Company Board of Directors shall have withdrawn, modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended an Acquisition Proposal or (B) there shall have been a material breach of Section 6.6, including but not limited to the Company having executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, Purchaser or their Affiliates;

                           (iii) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Annex A hereto;

                           (iv) any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the Shares or any such Person or group shall have announced its intention to acquire 15% or more of the Shares and the Company Board of Directors has failed to recommend against acceptance of such announcement (including by taking no position with respect to such announcement);

                           (v) if the Company receives an Acquisition Proposal from any Person (other than Parent or Purchaser), and the Company Board of Directors takes a neutral position or makes no recommendation with respect to such Acquisition Proposal after a reasonable amount of time (and in no event more than five business days following such receipt) has elapsed for the Company's Board of Directors to review and make a recommendation with respect to such Acquisition Proposal; or

                           (vi) if Parent or Purchaser shall have terminated the Offer in accordance with the terms of this Agreement without Parent or Purchaser purchasing any Shares thereunder; provided that Parent or Purchaser is not in material breach of this Agreement.

                  Section 8.2 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this

Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the clause of Section 8.1 hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability hereunder on the part of the Parent or the Company except (A) for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions and (B) as set forth in Section 9.1.

                  Section 8.3 Interpretation.

                  (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                  (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                  (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                  (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Fees and Expenses.

                   (a) Except as specifically provided to the contrary in this Agreement, including Section 9.1(b), (c) or (d), whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.

                  (b) If

                           (i) the Company shall enter into an agreement which accepts or implements a Superior Proposal;

                           (ii) the Company shall terminate or abandon the Transactions pursuant to Section 8.1(c)(ii); or

                           (iii) Parent shall terminate or abandon the Transactions pursuant to Section 8.1(d)(ii), (iv) or (v);

then the Company shall pay to Parent an amount equal to the Termination Fee.

                  (c) If this Agreement is terminated by Parent pursuant to
Section 8.1(d)(iii) and at the time of such termination, (i) the Company has not paid the Termination Fee to Parent pursuant to any other provision of this Agreement and (ii) Parent is not in material breach of this Agreement, then the Company shall pay to Parent, at the time of termination, an amount equal to Parent's actual and reasonably documented out-of-pocket fees and expenses incurred by Parent and Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions including, without limitation, the fees and expenses payable to all banks, investment banking firms, and other financial institutions and Persons and their respective agents and counsel incurred in connection with acting as Parent's or Purchaser's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions (the "Expenses").

                  (d) In addition, if

                           (i) this Agreement is terminated by Parent pursuant to Section 8.1(d)(i), (iii) or (vi) and prior thereto there shall been publicly announced another Acquisition Proposal;

                           (ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(iii) and prior thereto there shall have been publicly announced another Acquisition Proposal; or

                           (iii) either the Company or Parent terminates or abandons the Transactions pursuant to 8.1(b)(i) and prior thereto there shall have been publicly announced another Acquisition Proposal and, in each such case, at the time of such termination, (i) the Company has not paid the Termination Fee to Parent pursuant to any other provision of this Agreement and (ii) Parent is not in material breach of this Agreement and within 12 months after such termination the Company shall enter into an agreement with respect to an Acquisition Proposal, then concurrently with the consummation of the transactions contemplated by such agreement, the Company shall pay an amount equal to the difference between the Termination Fee and the Expenses, previously paid (if any). The Termination Fee shall be paid in same day funds concurrently with the execution of an agreement referred to in subsection (b)(i) above or any termination or abandonment referred to in subsections (b)(ii) or (b)(iii) above, whichever shall first occur.

                  Section 9.2 Amendment and Modification. Subject to applicable law and Section 2.3, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 2.3(c)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

                  Section 9.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Purchaser, to:

                           Fedders Corporation
                           Westgate Corporate Center
                           505 Martinsville Road
                           Liberty Corner, NJ  07938-0813
                           Attention:  General Counsel
                           Telephone No.:  (908) 604-8686
                           Telecopy No.:  (908) 604-8576

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Mark C. Smith
                           Telephone No.:  (212) 735-3000
                           Telecopy No.:  (212) 735-2000

                                       and

                           if to the Company, to:

                           Trion, Inc.
                           101 McNeil Road
                           Sanford, NC  27331-0760
                           Attention:  President
                           Telephone No.:  (919) 775-2201
                           Facsimile No.:  (919) 774-8536
                           with a copy to:

                           Smith Helms Mulliss & Moore, L.L.P.
                           201 North Tryon Street
                           Charlotte, North Carolina 28202
                           Attention:  John B. Yorke
                           Telephone No.:  (704) 343-2000
                           Facsimile No.:  (704) 334-8467

                  Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Stock Option Agreement, the Shareholder Agreements, and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Sections 3.4 and 6.9 are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder.

                  Section 9.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

                  Section 9.10 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  Section 9.11 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 9.12 Assignment. Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                         FEDDERS CORPORATION


                                         By  /s/ Robert L. Laurent
                                            __________________________________
                                               Name: Robert L. Laurent
                                               Title: Executive Vice President

                                         TI ACQUISITION CORP.



                                         By  /s/ Robert L. Laurent
                                            __________________________________
                                               Name: Robert L. Laurent
                                               Title: Executive Vice President


                                         TRION, INC.



                                         By  /s/ Steven L. Scheider
                                            _________________________________
                                               Name: Steven L. Scheider
                                               Title: President and
                                                      Chief Executive Officer

                                                                         Annex A

                  Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or
(iii) at any time on or after the date of the Agreement and prior to the expiration of the Offer, any of the following events shall occur or shall be determined by Purchaser to have occurred:

                           (a) (i) there shall be threatened, instituted or
pending any suit, action or proceeding by any Governmental Body or (ii) there shall be instituted or pending any suit, action or proceeding before any court which in the good faith judgement of Parent and Purchaser is likely to result in a Material Adverse Effect, in each cases of (i) or (ii), (A) seeking to prohibit or impose any limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or Purchaser or their respective Subsidiaries and Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (B) challenging the acquisition by Parent or Purchaser of any Shares under the Offer or pursuant to the Stock Option Agreement or the Shareholders Agreement, seeking to restrain, prohibit or delay the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, the Stock Option Agreement or the Shareholders Agreement, or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (C) seeking to impose material limitations on the ability of Parent or Purchaser, or rendering Parent or Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (D) seeking to impose limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, (E) seeking to restrict any future business activity by Parent or Purchaser, including, without limitation, requiring the prior consent of any person or entity (including any Governmental Body) to future transactions by Parent or Purchaser, or (F) which otherwise is reasonably likely to have a Material Adverse Affect on the Company or, as a result of the Transactions, Parent and its Subsidiaries; or

                           (b) there shall be any statute, rule, regulation,
judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Body, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (A) through (F) of paragraph (a) above; or

                           (c) there shall have occurred (i) any general
suspension of trading in, or limitation on prices for, securities on the NYSE or on the Nasdaq (excluding (A) suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions and (B) limitations on price fluctuations in effect on the date of this Agreement), or (ii) a declaration of a banking moratorium by federal or state authorities or any suspension of payments in respect of banks in the United States (whether or not mandatory) imposed by federal or state authorities on the extension of credit by lending institutions in the United States; or

                           (d) there shall have occurred any Material Adverse
Change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Change); or

                           (e) the Company Board of Directors or any committee
thereof (i) shall have withdrawn, modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, (ii) shall have recommended the approval or acceptance of an Acquisition Proposal from, or similar business combination with, a person or entity other than Parent, Purchaser or their Affiliates, (iii) shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal from, or similar business combination with, a person or entity other than Parent, Purchaser or their Affiliates or (iv) upon request of Purchaser, shall fail to reaffirm its approval or recommendation of the Offer, the Merger Agreement, or the Merger; or

                           (f) the Company shall have breached or failed to
perform any of its agreements under the Stock Option Agreement or breached any of its representa-tions and warranties in such agreement or such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Purchaser under the Merger Agreement or the Stock Option Agreement; or

                           (g) any Person or "group" (as defined in Section
13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange
Act) of 15% or more of the Shares or any such Person or group shall have announced its intention to acquire 15% or more of the Shares and the Company Board of Directors has failed to recommend against acceptance of such announcement (including by taking no position with respect to such announcement); or

                           (h) any of the representations and warranties of the
Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the scheduled expiration of the Offer; or

                           (i) the Company shall have breached or failed to
perform or to comply with any obligation, agreement or covenant of the Company to be performed or complied with by it under this Agreement; except, in each case where the failure to perform or comply with such obligations, agreements or covenants, do not, individually or in the aggregate, have a Material Adverse Effect on the Company or a Material Adverse Effect on the ability to consummate the Offer or the Merger; or

                           (j) all consents necessary to the consummation of the
Tender Offer or the Merger including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local shall not have been obtained, other than consents the failure to obtain which would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; or

                           (k) the Employment Agreements shall not be in full
force and effect and either Employee shall have denied or disaffirmed his obligation under his respective Employment Agreement; and

                           (l) this Agreement shall have been terminated in
accordance with its terms;

which in the reasonable good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser, may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B


Microfilm Number _________     Filed with the Department of State on ___________

Entry Number _____________     _________________________________________________
                                        Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION-FOR PROFIT
                 DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)


Indicate type of domestic corporation (check one):

 X  Business-stock (15 Pa. C.S.Section 1306)                 Management (15 Pa. C.S.Section 2702)
---                                                      ---

    Business-nonstock (15 Pa. C.S.Section 2102)              Professional (15 Pa. C.S.Section 2903)
---                                                      ---

    Business-statutory close (15 Pa. C.S.Section 2303)       Cooperative (15 Pa. C.S. Section 7102A)
---                                                      ---

         In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.       The name of the corporation is Trion, Inc.

2. The (a) address of the corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

         (a) One Commerce Sq., 417 Walnut St., Harrisburg, PA    17101 Dauphin
             -----------------------------------------------------------------
             Number and Street                 City        State Zip   County

         (b) c/o:  CT Corporation System
                   -----------------------------------------------------------
                   Name of Commercial Registered Office Provider       County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:

         Name                           Address

         Lynn Buckley                   One Rodney Square, Wilmington, DE  19801
         --------------                 ----------------------------------------

         --------------                 ----------------------------------------

6.       The specific effective date, if any, is
                                                 ------------------------------
                                                 month  day  year  hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is

         ---------------------------------------------------------------------

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of
Incorporation this      day of July, 1999.
                   ----


----------------------------------     ----------------------------------------
            (Signature)                             (Signature)



                                      B-2